AMENDMENT NO. 2
                                     TO THE
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                               LIBERTY ACORN TRUST


      WHEREAS, Section 1 of Article I of the Agreement and Declaration of Trust (Declaration of Trust) dated April 21, 1992, as amended, of Liberty Acorn Trust (Trust), a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts authorizes the Trustees of the Trust to amend the Declaration of Trust to change the name of the Trust without authorization by vote of Shareholders of the Trust.

      WE, THE UNDERSIGNED, being a majority of the duly elected and qualified Trustees of Liberty Acorn Trust, do hereby certify that the undersigned have determined to conduct the business of the Trust under the name "Columbia Acorn Trust" and have authorized the following amendment to said Declaration of Trust:

      Section 1 of Article I is hereby amended to read in its entirety as follows:

            Section 1. This Trust shall be known as "Columbia Acorn Trust" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

      The foregoing Amendment shall become effective as of October 13, 2003.

      This instrument may be executed in several counterparts, each of which shall be deemed an original, but all taken together shall be one instrument.

      IN WITNESS WHEREOF, the undersigned have hereunto set their hands in the City of Chicago, Illinois, for themselves and their assigns, as of this September 17, 2003.



/s/ Margaret Eisen                                  /s/ Charles P. McQuaid
---------------------------                         ----------------------------
Margaret Eisen                                      Charles P. McQuaid

/s/ Leo A.Guthart                                   /s/ Allan B. Muchin
---------------------------                         ----------------------------
Leo A. Guthart                                      Allan B. Muchin

/s/ Jerome Kahn, Jr.                                /s/ Robert E. Nason
---------------------------                         ----------------------------
Jerome Kahn, Jr.                                    Robert E. Nason

/s/ Steven Kaplan                                   /s/ Ralph Wanger
---------------------------                         ----------------------------
Steven Kaplan                                       Ralph Wanger

/s/ David C. Kleinman                               /s/ John A. Wing
---------------------------                         ----------------------------
David C. Kleinman                                   John A. Wing


State of Illinois             )
                              )ss.
County of Cook                )

      Then personally appeared the above-named Trustees and executed this Amendment No. 2 to the Agreement and Declaration of Trust of Liberty Acorn Trust as their free act and deed, before me, this 17th day September, 2003.


                                                /s/ Delores Hall
                                                --------------------------------
                                                Notary Public

                                                My Commission Expires:  10/16/06